LEASE

         THIS LEASE is made as of March 1, 1999 between PARK STREET INDUSTRIAL LLC, a Wisconsin limited liability company ("Landlord") and TRAK INTERNATIONAL, INC., a Delaware corporation ("Tenant").

                                   DATA SHEET

         The following terms shall have the meanings set forth in this section, unless otherwise specifically modified elsewhere in this Lease:

         (1) "Facility": Approximately 269,400 square foot office/manufacturing facility located at 215 South Park Street, Port Washington, Wisconsin consisting of the Buildings and the Land legally described in Exhibit A, as may be adjusted from time to time.

         (2) "Land": The real property, legally described in Exhibit A, on which the Buildings are situated consisting of an approximately ten and one-half (10.5) acre parcel as depicted on Exhibit A-1 and an additional seven (7) acre parcel to the south of the Facility as depicted on Exhibit A-2 as the "Additional Parcel".

         (3) "Buildings": The approximately 269,400 rentable square feet of buildings situated on the Land, as depicted on Exhibit B, as may be adjusted from time to time.

         (4) "New Building": The approximately 40,880 square foot manufacturing facility to be built on the area depicted on Exhibit B-1 as the "New Building Location Area", all in accordance with the Work Letter attached as Exhibit D.

         (5) "Premises": The area outlined on the Floor Plan of the Buildings attached as Exhibit B. For purposes of this Lease, the Premises shall be deemed to contain 182,400 rentable square feet of space (177,700 square feet of manufacturing space and 4,700 square feet of office space). The Premises shall initially consist of buildings 1, 2, 3, 3A, 3B, 4, 4A, 5, 8, 8A, 8B, 13, 14, 15, 16A and 22 (the "Temporary Space"), buildings 17 and 25 ("Office Buildings") and buildings 21, 23 and 24 (the "Base Buildings"), all as depicted on Exhibit B. Upon completion of the New Building as set forth below, the Premises shall consist of the New Building, the Office Buildings and the Base Buildings.

         (6) "Commencement Date": April 1, 1999 or such earlier or later date as provided in Section 2.2.

         (7) "Expiration Date": March 31, 2009, unless otherwise extended or terminated as provided in this Lease.

         (8) "Term": Ten (10) years from the Commencement Date, as may be extended or terminated as provided in this Lease. Tenant shall have two (2) options to extend the Term for five (5) years each following the Expiration Date.

         (9)  "Permitted  Uses":   Manufacturing  and  testing  of  construction
equipment and related accessories, service training and product display and general office.

         (10) "Base Rent": Base Rent shall be payable in equal monthly installments commencing on April 1, 1999 and on the first day of each month thereafter (calculated as follows: $2.50 per square foot of rentable square feet of Base Buildings; $7.00 per rentable square foot of Office Buildings; $2.00 per rentable square feet of Temporary Space; and upon delivery and acceptance by Tenant, $4.00 per square foot of rentable square feet of New Building, and demolition charges and

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construction  adjustments),  all as set  forth  in the
attached Exhibit F. Base Rent shall be adjusted as provided in this Lease.

         (11)     "Tenant's Percentage": 69%.

         (12)     "Security Deposit":  $0.

         (13)     Addresses for notices, consents, and payments:

Landlord:                                   Tenant:

Park Street Industrial LLC                  Trak International, Inc.
c/o Paul Weise Real Estate Corp.            d/b/a Sky Trak International
342 North Water Street, Suite 200           369 West Western Avenue
Milwaukee, Wisconsin 53202                  Port Washington, Wisconsin 53074

Article 1.   PREMISES

         1.1 Demise. Landlord leases to Tenant and Tenant rents from Landlord the Premises and the Land, for the Term and in accordance with the provisions of this Lease.

         1.2 Landlord's Title; Covenant of Quiet Enjoyment. Landlord warrants that it owns the Facility free and clear of any easements or other encumbrances or restrictions that might impair Tenant's rights under this Lease. As long as no uncured Event of Default (defined below) exists and the Lease is in full force, Landlord covenants that Tenant shall peaceably and quietly enjoy the Premises free from any claims of Landlord or persons claiming through Landlord, subject to the provisions of the Lease.

         1.3 Utilities. Tenant shall pay for all utilities or services furnished to the Premises or used by Tenant, including water, sewer, gas, electricity, fuel, light, heat, power and cable television, whether determined by separate metering (which Landlord may provide at Landlord's option and expense) or billed by Landlord to Tenant as Tenant's Share of Operating Expenses. Landlord shall not be liable for any interruption or failure in the supply of utilities to the Premises. To the extent Tenant has control of the thermostat regulating the level of heat in the Premises, Tenant shall maintain a sufficient level of heat in the Premises to prevent freezing and other damages to the Premises and the Facility.

         1.4 Signs. Tenant may, at Tenant's expense, install and maintain one sign at the entry to the Premises identifying Tenant and any other permitted occupants as the occupants of the Premises. The appearance and location of the sign must conform, in Landlord's reasonable judgment, with Facility standards. Installation and maintenance of the sign shall be subject to the provisions governing improvements and alterations to the Premises below. Landlord approves Tenant's signs in existence as of the date of this Lease.

         1.5 Common Areas. Tenant's use and occupancy of the Premises shall include the reasonable nonexclusive use of the "Common Areas," defined as the parking areas, service roads, sidewalks, landscaped areas, lobbies, atriums, elevators, stairways, corridors, restrooms and other areas so designated by Landlord within the Facility. Tenant shall not encumber or obstruct the Common Areas, nor allow them to be obstructed or encumbered, nor place anything in the Common Areas without Landlord's prior consent.

         1.6 Facility Systems. Landlord may install, use, maintain, repair and replace pipes, cables, conduits, plumbing, vents and telephone, electric and other wires and other items in the Premises to the extent Landlord deems appropriate for the proper operation and maintenance of the Facility. Except in the case of an emergency,

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Landlord  shall give Tenant at least 24 hours prior notice to the  installation, maintenance,  repair or replacement of facility systems pursuant to this Section
1.6 and Landlord shall use its best efforts to complete such work without material interruption of Tenant's operations.

         1.7 No Easements. No implied easements are granted by this Lease. Landlord may close any portion of Building or Land areas to the extent as may, in Landlord's opinion, be necessary to prevent a dedication of or accrual of rights in those areas to any person or the public.

         1.8 Landlord's Access. Landlord shall have access to the Premises at all reasonable times on 24 hours prior notice, and at any time in an emergency, for inspection, showing for lease or sale, performing maintenance and repairs and for all other purposes contemplated elsewhere in this Lease.

Article 2.   TERM

         2.1 Commencement Date. The Term shall begin on the Commencement Date specified in the Data Sheet. This Lease shall be null and void if Landlord fails to purchase the Premises and Land and obtain all necessary governmental approvals of the Permitted Uses on or before April 1, 1999.

         2.2 Delayed or Early Possession.

                  (a) If Landlord fails to deliver possession by the Commencement Date set forth in the Data Sheet, Tenant's obligation to pay Base Rent and Additional Rent (defined below; referred to collectively with Base Rent as "Rent") shall not commence until possession is delivered. However, this Lease shall remain in full force and the Expiration Date shall not be modified. Landlord shall not be subject to any claims or liability for failure to deliver possession of the Premises on the Commencement Date set forth in the Data Sheet.

                  (b) If Tenant is given and accepts possession of the Premises before the Commencement Date set forth in the Data Sheet, the Term and all Tenant's obligations under this Lease, including Tenant's obligation to pay Rent, shall begin on the date possession is accepted, but the Expiration Date shall not be modified.

         2.3 Expiration Date. The Term of this Lease shall end on the Expiration Date specified in the Data Sheet.

         2.4 Options to Extend. Tenant shall have two (2) options to extend the Term for a period of five (5) years each. Tenant shall exercise its options to extend by providing Landlord with written notice at least six (6) months prior to the expiration of the then current Term. The Term, if extended, shall be on the same terms and conditions set forth in this Lease, including annual adjustment to Base Rent and Additional Rent.

         2.5 Rent Prorations. In any partial month or year during the Term, or if Tenant is unable to operate its business in the Premises in the manner and on each day as required under this Lease due to fire or other casualty or condemnation of any part of the Facility, Rent for the partial month, year or the time affected by Tenant's inability to operate shall be prorated on a daily basis.

Article 3.    USE

         3.1 Permitted Uses. Tenant shall use the Premises only for Permitted Uses and for no other purpose without Landlord's prior consent, which may be withheld in Landlord's reasonable discretion.

         3.2 Exclusive Uses. Landlord may grant other occupants of the Facility exclusive rights to engage in particular uses at the Facility, provided such uses do not impair the Permitted Uses granted to Tenant pursuant to this Lease.

         3.3 Compliance with Law, Etc. Tenant shall not commit at the Facility or permit on the Premises any (a) violation of law (including, without limitation, the Americans With Disabilities Act) or private restriction; (b) public or private nuisance; (c) act or condition in the Premises that would invalidate or conflict with any insurance policy covering the Facility, the Premises or property in either or make insurance unavailable or more expensive;
(d) waste; or (e) other act or thing that could injure the reputation of the Facility or disturb any other occupant of the Facility.

         3.4 Signs. Tenant shall not place on the Premises signs, lettering, displays, advertising or pictures visible from outside the Premises (including on windows or doors) without Landlord's prior approval, which shall not be unreasonably withheld.

         3.5 Locks. Tenant shall not change any locks in the Premises without Landlord's prior consent. This provision shall not apply to Tenant's safes or other areas maintained by Tenant for the safety and security of money, securities, negotiable instruments, confidential business information, trade secrets and practices or other valuables.

         3.6 Floor Loads. Tenant shall not use the Facility in any manner that would exceed recommended floor load limits.

         3.7 Notice of Conditions. Landlord gives Tenant exclusive control of the Premises and shall have no obligation to inspect the Premises. Tenant shall promptly report to Landlord any defective condition in the Facility known to Tenant. If Tenant fails to report any known defective condition, Tenant shall be responsible to Landlord for any liability or expense (including reasonable attorney's fees) incurred by Landlord that would not have been incurred had Tenant promptly reported the defective condition to Landlord.

Article 4.   BASE RENT

         4.1 Base Rent. Tenant shall pay to Landlord, without set off, deduction or demand, Base Rent, as adjusted from time to time, in monthly installments in advance on or before the first day of each month.

         4.2 Base Rent Adjustment. Commencing on April 1, 2002 and the same day each year thereafter (each an "Adjustment Date"), including any extension of time, Base Rent shall be adjusted to be an annual amount equal to the greater of
(a) Base Rent payable by Tenant  immediately  preceding the Adjustment Date, and
(b) Base Rent plus the CPI Adjustment (as defined below). The "CPI Adjustment" means the amount determined by multiplying the figure being adjusted by a fraction, (a) the numerator of which is the difference between (1) the Index (defined below) as of the date of the adjustment and (b) the Index as of the date of this Lease; and (b) the denominator of which is the Index as of the date of this Lease. The "Index" is the Consumer Price Index, United States City Average, All Urban Consumers and All Items (19821984 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor, provided that Landlord shall have the right to choose a reasonably comparable substitute index if this Index ceases to be available or undergoes a material change in its method of computation. Notwithstanding the foregoing, the Base Rent shall not be increased more than ten percent (10%) in any one year during the Term or any extension thereof.

Article 5.    ADDITIONAL RENT

         5.1  Definition of "Taxes".

                  (a) For purposes of this Lease, "Taxes" shall mean the following items:

                           (1) General real estate taxes relating to the Facility.

                           (2) Installments of special assessments, including interest, relating to the Facility, in the smallest annual amount permitted to be paid by law or Landlord's mortgage lender or ground lessor.

                           (3)      Personal    property   taxes   relating   to
                                    Landlord's   fixtures  at  the  Facility  or
                                    Landlord's   personal   property   used   in
                                    connection with operation or maintenance of the Facility.

                           (4) Landlord's expenses for professional and other services (including but not limited to fees and expenses of consultants, attorneys, appraisers and experts) in connection with efforts to secure lowered real estate tax assessments on the Facility or to resist increased assessments.

                  (b)      Notwithstanding the foregoing definition,

                           (1) If any component of Taxes payable during any calendar year relates to a period in excess of twelve calendar months, the prorated portions applicable to the excess periods shall be included in Taxes for the years to which they relate rather than the current year.

                           (2) Taxes shall not include any income, excess profits, franchise, estate, inheritance, succession, capital levy or transfer taxes, except to the extent any of these taxes are imposed in lieu of real estate or other ad valorem taxes.

                           (3) Taxes shall not include any utility connection charges or special assessments the amount of which is based on the use of the Premises, the number or sizes of utility meters dedicated to the Premises or any other characteristic specific to the Premises rather than to the Building, the Land or the Facility as a whole. Tenant shall pay 100% of all such sums to Landlord as Additional Rent as provided below.

         5.2      Definition of "Operating Expenses".

                  (a) For purposes of this Lease, "Operating Expenses" shall mean all expenses incurred by Landlord with respect to the ownership and operation of the Facility as determined by Landlord in accordance with accounting principles consistently followed. The term includes, but is not limited to, the following expenses:

                           (1)      Premiums  for fire,  extended  coverage  and
                                    general  liability   insurance  required  of
                                    Landlord under this Lease.

                           (2) Costs of services, supplies and materials incurred in connection with and cleaning, maintenance, repairs, redecorating, utilities  and other  services  provided  by

                                    Landlord under this Lease, to the extent not
                                    separately   charged  to  occupants  of  the
                                    Facility, excluding Tenant Improvements to be completed by Landlord under this Lease.

                           (3) Electricity, telephone, cable, water, sewer, gas and other fuel, air conditioning and other utility charges, all to the extent provided and not separately paid by occupants of the Facility directly to the utility providers.

                           (4) Expenses allocated to the Facility under easement agreements, service or operating agreements, declarations, covenants or other instruments providing for sharing of facilities or payment for services.

                           (5) Reasonable charges to amortize, over their reasonable life on a straight line basis, any and all improvements or alterations to the Facility, or equipment installed in it, solely for the purpose of reducing Operating Expenses or complying with legal or insurance requirements that were not mandatory as of the Commencement Date.

                           (6) The total cost, including compensation and fringe benefits, of Landlord's employees
                                    whose   duties   are   connected   with  the
                                    operation  and  maintenance  of the Facility
                                    (but only for the portion of their time allocable to work related to the Facility).

                           (7) Management fees equal to two percent (2%) of gross collections for the Premises (Base and Additional Rent).

                  (b)  Notwithstanding  the  foregoing   definition,   Operating
Expenses shall not include the following expenses:

                           (1)      Taxes, as defined above.

                           (2) Costs paid to Landlord's affiliates to the extent they exceed competitive levels.

                           (3) Costs of any capital improvement to the Facility or depreciation allowance or expense, except as specifically included above.

                           (4) Costs of repairing or replacing any items covered by insurance or warranty, to the extent insurance or warranty proceeds are made available to Landlord to pay the costs.

                           (5) Costs of leasing, procuring or renovating space for occupants of the Facility.

                           (6) Legal expenses incident to enforcement of any lease.

                           (7) Interest and principal payments on any loan or ground rental payments.

                           (8)      Reserves for future expenses.

                           (9)      Bad debt expenses or reserves.

                           (10) Costs related to any refinancing or sale of the Facility.

                           (11)     Costs  in   connection   with  any   dispute
                                    relating   to   Landlord's   title   to  the
                                    Facility.

                           (12) Costs resulting from Landlord's or its agents' negligence, violation of law, violation of any lease in the Facility or failure to pay any bill before delinquency.

                  (c) If Landlord selects the accrual method of accounting rather than the cash method for operating expense purposes, Operating Expenses shall be deemed to have been paid when accrued.

         5.3 Payment. Tenant shall pay as "Additional Rent," without set off, deduction or demand, Tenant's Percentage of Taxes, Tenant's Percentage of Operating Expenses and all other amounts permitted to be imposed against Tenant under any other provision of this Lease concurrently with the next succeeding installment of Base Rent following notice of the amount of the Additional Rent, unless a different time for payment is specified in this Lease.

         5.4 Estimate. Before the Commencement Date and during December of each year during the Term or as soon afterward as is practicable, Landlord shall notify Tenant of Landlord's estimate of the Additional Rent payable to Landlord under this Article during the first year and for the following year of the Term, respectively. On or before the first day of each month after each notice, Tenant shall pay to Landlord 1/12th of the estimated Additional Rent for that year. If notice is not given when required, Tenant shall continue to pay on the basis of the prior estimate until the first day of the month after the month in which notice is given, at which time Tenant shall pay any shortage, or receive a credit for any overage, arising from the payments that should have been made according to the new estimate. If at any time it appears to Landlord that the Additional Rent payable for the current year will vary from Landlord's estimate, Landlord shall notify Tenant of Landlord's revised estimate for that year, and Tenant's subsequent payments during that year shall be based on the revised estimate. Landlord estimates Additional Rent for the initial year of the Lease at less than $1.00 per square foot.

         5.5      Annual Adjustment.

                  (a) Within 90 days after the end of each year during the Term or as soon afterward as is practicable, Landlord shall notify Tenant of the total Additional Rent payable to Landlord under this Article for that year. If the Additional Rent payable exceeds the Additional Rent paid by Tenant, Tenant shall pay the excess to Landlord within 30 days after Landlord's notice. If the Additional Rent owed is less than the Additional Rent paid, Landlord shall credit the overpayment toward the next accruing Rent.

                  (b) Tenant may, by notice to Landlord within 30 days after Landlord's notice of Additional Rent, require an audit of Landlord's books and records relating to Additional Rent for the preceding calendar year. Landlord shall have the option of either providing Tenant with an audit prepared by an independent certified public accountant or allowing Tenant access to Landlord's books and records for purposes of performing the audit. If the audit indicates Landlord has overstated Additional Rent by more than 5%, Landlord shall pay the cost of the audit. Otherwise, Tenant shall pay the cost of the audit, provided that if more than one occupant of the Facility has requested an audit, the cost shall be divided among Tenant and the other occupants in proportion to their Percentage Interests.

         5.6      Other Adjustments.

                  (a) Whenever the Facility is not 100% occupied during any part of any calendar year during the Term, Tenant's Percentage as to that part of the year shall be adjusted to the ratio the rentable square footage of the Premises bears to the greater of (1) the total average rentable area leased (pursuant to leases under which the term has commenced) in the Facility for that year, or (2) 95% of the total average rentable area of the Facility for that year.

                  (b) Whenever the Facility is not 100% occupied during any part of any calendar year, the components of Taxes and Operating Expenses that vary in relation to the level of occupancy of the Facility shall be "grossed up" as to that part of the year so that Tenant is allocated its proportionate share of actual Taxes and Operating Expenses.

                  (c) Whenever Landlord receives a property tax credit or reduced assessment on the Facility during any part of any calendar year during the Term, and the credit or reduction is granted under any law providing favorable tax treatment for another tenant or tenant(s) of the Facility, Tenant's Percentage of Excess Taxes shall be based on what Taxes would have been without the credit or reduction.

                  (d) Notwithstanding anything in this Article to the contrary, Landlord may specially assess Tenant for cost of additional electricity, utilities, services or other items of Taxes or Operating Expenses (and shall accordingly reduce the total amount of Taxes or Operating Expenses on which Tenant's Percentage of Taxes or Tenant's Percentage of Operating Expense is calculated) to the extent Tenant's use or consumption of these items warrants such an assessment.

                  (e) Tenant's Percentage shall be equitably adjusted in the event of a change in the number of rentable square feet of space in the Facility or in the Premises.

         5.7 Tenant's Personal Property Taxes. Tenant shall pay prior to delinquency all taxes imposed on Tenant's improvements, fixtures or personal property in the Premises. Tenant shall request a separate assessment and billing for these taxes. If taxing authorities include in calculating Taxes on the Facility the value of any property belonging to Tenant, Tenant shall pay all Taxes attributable to that property directly to the taxing authorities; provided such payment is not a duplication of Taxes separately billed and paid by Tenant.

         5.8 Extension. Landlord's failure to notify Tenant of an amount due from Tenant under this Article shall not be a waiver of Landlord's right to collect that amount, but shall only extend the time for Tenant's payment to a date allowing Tenant the period of time otherwise allowed for making the payment had Landlord notified Tenant on time.

Article 6.   INSURANCE, RELEASES, AND INDEMNIFICATIONS

         6.1 Definitions. As used in this Article and elsewhere in this Lease:

                  (a) A party's "Indemnitees" are (1) its shareholders, members, partners, venturers, beneficiaries or other principals, and (2) its directors, officers, managers, trustees, employees, agents and other persons authorized to act on its behalf; and

                  (b) A party's "Users" are (1) its Indemnitees, (2) its customers, business associates and other invitees and licensees, and (3) in the case of Tenant, its subtenants, and in the case of Landlord, its lessees (other than Tenant) and their subtenants.

         6.2 Landlord's Insurance.

                  (a) Landlord shall keep the Facility insured for Landlord's own benefit in an amount equal to the Facility's replacement value (excluding deductibles, coinsurance and foundation, grading and excavation costs) against loss or damage by fire, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion and such other risks and coverages, including rental interruption insurance, as are now or may in the future be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Facility ("Comparable Properties").

                  (b) Landlord shall maintain, for its benefit and the benefit of its managing agent (if any), general public liability insurance against claims for personal injury, death or property damage occurring at the Facility.

                  (c) These insurance provisions shall not limit or modify Tenant's obligations under any provision of this Lease. All insurance premiums paid by Landlord with respect to the Facility shall be considered "Operating Expenses."

         6.3 Tenant's Insurance.

                  (a) Tenant shall at its expense keep all machinery, equipment, furniture, fixtures, personal property and business interests located at the Premises and not belonging to Landlord insured for Tenant's benefit, in an amount equal to the lesser of their full replacement value or insurable value, against loss or damage by fire and such other risks as are now or may in the future be customarily insured against by tenants in Comparable Properties including, without limitation, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, water damage, sprinkler leakage and such other coverage as Landlord or Tenant may deem appropriate or necessary.

                  (b)  Tenant  shall  at its  expense  maintain  general  public liability insurance for the mutual benefit of Landlord, mortgagees of the Facility, Landlord's managing agent (if any) and Tenant against claims for personal injury, death or property damage (including contractual liability coverage applicable to this Lease and insuring Tenant's indemnification obligations provided for below) occurring at the Premises, to the limits of at least $2,000,000 in respect to the injury or death to a single person, at least $2,000,000 in respect to any one accident and at least $5,000,000 in respect to any property damage.

                  (c) Insurance policies maintained pursuant to this section shall be written by companies reasonably satisfactory to Landlord that are licensed or authorized to do business and in good standing in the state where the Facility is located and have a rating issued by an insurance rating organization (including, without limitation, A.M. Best & Company) of not less than the second-best rating. The certificates evidencing such insurance, and renewals or replacements at least 30 days before expiration of coverage, shall be delivered to Landlord with evidence satisfactory to Landlord that the premiums have been paid. The policies shall not be terminable without 30 days prior written notice to Landlord. Any such coverage shall be deemed primary to any liability coverage secured by Landlord.

         6.4      Releases.

                  (a) Insurance policies maintained pursuant to this Article for loss or damage by fire or other risks shall permit releases of liability as provided below and include waiver of subrogation clauses as to Tenant and Landlord respectively. Landlord and Tenant waive and release and discharge each other from all claims or demands arising out of damage to destruction or loss of use of property caused by fire or other casualty arising due to any act or omission of the other or its Users and agree to look only to their respective insurance coverages in the event of such a loss. Notwithstanding the foregoing releases, if any damage to the Facility results from any act or omission of Tenant or its Users and any of Landlord's loss is deductible, Tenant shall pay to Landlord the deductible amount (not to exceed $5,000 per event). This paragraph shall not affect Tenant's repair obligations under other provisions of this Lease.

                  (b) Except for claims arising out of Landlord's or its User's intentional acts or omissions, to the extent not prohibited by law, Tenant waives all claims, and Landlord and its Indemnitees shall not be liable to Tenant, for damage during the Term to Tenant's property or business, including consequential damages, occurring at the Facility. This paragraph shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, refrigerators, sprinkling devices, air conditioning apparatus, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise, bursting or leaking of pipes or plumbing fixtures or the flooding of basements or other subsurface areas and shall apply equally whether damage results from the negligent acts or omissions of Landlord's Users or any other persons and whether damage results from any of the foregoing causes or otherwise.

                  (c) All property in the Facility belonging to Tenant or its Users shall be at Tenant's sole risk. Except for the intentional acts of omissions of Landlord or its Users, Landlord shall not be liable for damage, theft or loss affecting this property and Tenant shall defend and indemnify Landlord and its Indemnitees against claims and liability for injuries to this property.

                  (d)  Landlord  does  not  warrant  that  any of  the  services
Landlord may supply will be free from interruption and these services are subject to all laws, ordinances, regulations and guidelines of governmental authorities. Tenant acknowledges that any one or more of these services may be suspended by reason of accident, repairs, alterations, improvements or causes beyond Landlord's reasonable control. Any such interruption of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part of it or render Landlord liable to Tenant for damages by abatement of Rent or relieve Tenant from performance of its obligations under this Lease.

         6.5      Indemnifications.

                  (a) Subject to Paragraph (c), Tenant shall indemnify Landlord and Landlord's Indemnitees against any and all damages claimed to be suffered by third parties (including reasonable attorneys' fees and all other costs and liabilities incurred in connection with any action or proceeding brought with respect to such a claim) arising from any (1) default by Tenant under this Lease, (2) condition inconsistent with any representation or warranty made by Tenant under this Lease, except to the extent caused by Landlord or its Users,
(3) act or negligence by Tenant or its Users, or (4) accident, injury or damage in or about the Premises or the Facility to the extent caused by Tenant or its Users. If an action or proceeding is brought against Landlord or any of its Indemnitees with respect to such a claim, Tenant, on notice from Landlord, shall resist or defend the action or proceeding by counsel reasonably satisfactory to Landlord.

                  (b) Subject to Paragraph (c), Landlord shall indemnify Tenant and Tenant's Indemnitees against any and all damages claimed to be suffered by third parties (including reasonable attorneys' fees and all other costs and liabilities incurred in connection with any action or proceeding brought with respect to such a claim) arising from any (1) default by Landlord under this Lease, (2) condition inconsistent with any representation or warranty made by Landlord under this Lease, except to the extent caused by Tenant or its Users, (3) act or negligence by Landlord or its Users, or (4) accident, injury or damage in or about the Facility to the extent caused by Landlord or its Users. If an action or proceeding is brought against Tenant or any of its Indemnitees with respect to such a claim, Landlord, on notice from Tenant, shall resist or defend the action or proceeding by counsel reasonably satisfactory to Tenant.

                  (c) Whenever Landlord and Tenant are jointly responsible (whether with each other or with others) for damages suffered by a third party, their indemnification obligations under this Section shall be limited to their respective percentages of responsibility for the damages.

                  (d) These indemnification obligations do not apply to the extent Landlord and Tenant have released each other from claims elsewhere in this Lease.

                  (e) These indemnification obligations shall survive expiration or earlier termination of this Lease.

Article 7.   HAZARDOUS MATERIALS

         7.1 Definitions. For purposes of this Lease:

                  (a) "Hazardous Material" is used in its broadest sense and means any asbestos, petroleum based products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as a hazardous or toxic substance, material, waste, or other similar term, by any Environmental Law.

                  (b) "Environmental Law" is used in its broadest sense and means any federal, state, or local statute, ordinance, regulation, or court or administrative order affecting the Facility presently in effect or promulgated in the future, as amended from time to time, regulating hazardous or toxic substances, including but not limited to the following statutes:

                           (1) Resource Conservation and Recovery Act of 1976, 42 U.S.C. ' 6901 et seq.

                           (2)      Comprehensive     Environmental    Response,
                                    Compensation  and  Liability Act of 1980, 40
                                    U.S.C. ' 1801 et seq.

                           (3)      Clean Air Act, 42 U.S.C. " 74017626.

                           (4) Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. ' 1251 et seq.

                           (5) Insecticide, Fungicide and Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. ' 135 et seq.

                           (6) Toxic Substances Control Act, 15 U.S.C. ' 2601 et seq.

                           (7) Safe Drinking Water Act, 42 U.S.C. ' 300(f) et seq.

                           (8) National Environmental Policy Act (NEPA) 42 U.S.C. ' 4321 et seq.

                           (9)      Refuse Act of 1899, 33 U.S.C. ' 407 et seq.

         7.2 Tenant's Covenants. Tenant shall not cause or permit any Hazardous Material to be brought on, kept, stored or used in or about the Facility by Tenant or its Users, unless the Hazardous Material is necessary for Permitted Uses and will at all times be used, kept, stored and disposed of in a manner that complies at all times with all Environmental Laws and will not create an undue risk to other occupants of the Building, giving consideration to the nature of the Building. Tenant shall promptly notify Landlord of any possible contamination of the Facility that becomes known to Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, damages, liabilities, costs, disbursements and costs and expenses of investigation (including reasonable attorneys' fees) incurred by Landlord or its agents arising out of or from the contamination by Hazardous Materials of the Premises or Facility or violation of Environmental Laws which is permitted or caused by Tenant, its agents or invitees after the date of this Lease, except to the extent such contamination or violation is caused by Landlord, its agents or third parties.

         7.3 Remediation. In addition to Tenant's other obligations under this Lease, if the presence of any Hazardous Material at the Facility caused or permitted by Tenant results in any contamination of the Facility or the violation of law, Tenant shall be responsible for the cost of all actions necessary to return the Facility to the condition existing prior to the introduction of the Hazardous Material or the violation of law. Landlord shall have the option of taking such actions at Tenant's expense or requiring Tenant to do so itself. If Landlord requires Tenant to take any such action, any work required on the Facility shall be treated as if it were an alteration to the Facility subject to Article 9 below. Further, Tenant shall on demand pay Landlord the amount, if any, by which the Facility's value has decreased as a result of the contamination or violation. Tenant's obligations under this Paragraph shall survive expiration or earlier termination of this Lease.

         7.4 Representation by Landlord. Except as disclosed in the Phase I Environmental Site Assessment dated January 12, 1999 and prepared by Northern Environmental and the Soil and Ground-Water Sampling Results dated February 19, 1999 and prepared by Northern Environmental, Landlord represents that to Landlord's knowledge, the Premises and the Facility are free from contamination by Hazardous Materials. Landlord shall not cause or permit any Hazardous Material to be brought on, kept, stored or used in or about the Facility in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, actions, damages, liabilities and costs (including reasonable attorneys' fees, disbursements, costs and expenses of investigation) incurred by Tenant or its agents arising out of or from the contamination by Hazardous Materials of the Premises or Facility or violation of Environmental Laws which occurred prior to the date of Tenant's initial occupancy of the Facility, except to the extent such contamination or violation was caused by Tenant or its agents.

Article 8.    MAINTENANCE AND REPAIRS

         8.1 Facility. Landlord shall maintain the exterior and structural components of the Facility (including heating, air conditioning, electrical and plumbing systems), the Common Areas and any signage shared by Tenant and others in good order and repair and in compliance with applicable law. Landlord may, upon reasonable prior notice (except in the case of an emergency, no notice shall be required), temporarily close off Common Areas or entries to the Facility or temporarily suspend services or amenities to facilitate maintenance and repair work. Landlord shall schedule and perform maintenance and repairs so as to minimize interference with Tenant's use of the Premises.

         8.2 Premises. Tenant shall at its expense keep the Premises and Tenant's signage (if any) in as good order, condition and repair as existed when the Tenant Improvements were completed, reasonable wear and tear and damage from casualties against which Landlord is required to insure excepted. Notwithstanding any provisions of this Lease to the contrary, unless caused by a casualty against which Landlord is required to insure, Tenant shall at its expense promptly repair to Landlord's satisfaction all damage to the Facility caused by any act or omission of Tenant or its Users. All repairs shall be in quality and class at least equal to the original work and shall comply with all applicable laws.

         8.3 Refuse. Tenant shall keep the Premises clean inside and out and remove all refuse resulting from Tenant's operations. Tenant shall segregate refuse as Landlord may reasonably require for recycling purposes, keep it in covered containers and have it removed regularly to designated areas at the Facility.

Article 9.    IMPROVEMENTS AND ALTERATIONS

         9.1 Consent Required. Tenant shall not make any improvements or alterations to the Premises ("Work") without Landlord's prior consent, which shall not be unreasonably withheld. Landlord may condition its consent on its receipt of copies of contracts, plans, specifications, permits and licenses, and on third party indemnifications, performance bonds and evidence of insurance reasonably satisfactory to Landlord. Tenant shall defend and indemnify Landlord against any and all claims and liability connected with the Work.

         9.2 Labor. All Work shall be done by contractors or mechanics reasonably satisfactory to Landlord. Tenant shall do no Work of a nature or in a manner likely to result in a labor dispute or materially interfere with operation of the Facility.

         9.3 Compliance and Quality. All Work shall comply with all applicable laws and insurance requirements (including, without limitation, worker's compensation insurance laws and requirements) and shall be performed in a good and workmanlike manner. All materials shall be new and of at least as good a quality as those installed in the Premises on the Commencement Date. Tenant shall permit Landlord to inspect construction operations in connection with the Work. Landlord's approval and inspection of the Work shall not constitute an assumption of responsibility for the accuracy and sufficiency of Tenant's plans and specifications, or their compliance, or the compliance of any Work, with applicable law, all of which shall be entirely Tenant's responsibility.

         9.4 Expenses. Tenant shall pay the cost of all Work and the cost of restoring the Facility to the condition that existed before commencement of the Work. On completion of the Work, Tenant shall furnish Landlord with contractor's affidavits, full and final lien waivers and receipted bills covering all labor and materials.

         9.5 Liens. Tenant shall notify all contractors that their lien rights attach only to Tenant's interest in the Premises, and Landlord shall be entitled to post a notice in the Premises to that effect during any Work. Tenant shall cause to be discharged or bonded over, within 10 business days after filing, any construction lien claim filed against the Facility for work or materials claimed to have been performed for or furnished to or on behalf of Tenant.

         9.6 Title to Improvements. All improvements constructed by Tenant on the Premises shall be Landlord's property.

         9.7 Removal of Improvements. Landlord, by notice to Tenant, may require Tenant to remove at Tenant's expense (1) at any time, any improvements made by Tenant in the Premises and not included in Tenant's Improvements or consented to by Landlord pursuant to this Article; (2) on termination of this Lease or Tenant's right of possession, any improvements made by Landlord or Tenant whose removal is necessary to permit releasing; and (3) in either case, to repair any damage caused by installation or removal; provided, however, Tenant may remove only those items specified in Landlord's notice and any items that are Tenant's property.

         9.8 Survival of Obligations. Tenant's obligations under this Article shall survive expiration or earlier termination of this Lease.

Article 10.   ASSIGNMENT AND SUBLETTING

         10.1 Notice to Landlord. Tenant may, with Landlord's prior consent, (a) assign this Lease or any interest under it by voluntary act, operation of law or otherwise; (b) sublet the Premises or any part of it; or (c) permit the use of the Premises by any parties other than Tenant, its previously approved assignees and subtenants and these parties' Users. Tenant shall notify Landlord of Tenant's intent, as of a stated date (the "Transfer Date") at least 30 days after notice, to assign this Lease or sublet part or all of the Premises for the balance or part of the Term. Tenant's notice shall state the consideration for and all other terms of the proposed assignment or sublease and the name and address of the proposed assignee or subtenant and shall include a complete copy of the proposed assignment or sublease.

         10.2 Landlord's Consent. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld. If Landlord does not consent within 10 business days after Tenant's notice, Landlord's consent shall be deemed withheld.

         10.3 Landlord's Expenses. Tenant shall promptly on demand pay Landlord's reasonable attorneys' fees and other expenses incident to a review of any documentation related to any proposed assignment or sublease. If this Lease is terminated as to all or any part of the Premises pursuant to this Article, Tenant shall at its expense discharge any commission due and owing as a result of any proposed assignment or subletting, whether or not the applicable part of the Premises is recaptured and rented by Landlord to the proposed occupant or anyone else.

         10.4 Deemed Assignments. An assignment within the meaning of this Article shall be deemed to have occurred on a cumulative Change in Ownership (defined below) of more than 50% of the equity interests in Tenant since the date of this Lease or on a sale of all or substantially all of Tenant's assets, regardless of whether such sale includes an assignment of Tenant's rights under this Lease or a sublease of the Premises. "Change in Ownership" means (a) if Tenant is a partnership (which term shall include joint ventures) or limited liability company, any change in the partners or members of Tenant, or (b) if Tenant is a corporation whose outstanding voting stock is not listed on a recognized securities exchange, any transfer of the shares of stock of Tenant. However, a Change in Ownership does not include changes in partners or members or transfers of stock for estate planning purposes to a family member, a trust, a family partnership, or any similar estate planning transfer.

         10.5 No Release. Tenant and any and all guarantors of this Lease shall remain fully liable under this Lease and their guaranties, respectively, despite any sublease or assignment.

         10.6 Documentation. Subtenants shall agree in a form reasonably satisfactory to Landlord to comply with this Lease to the extent of the space sublet. Tenant shall deliver to Landlord promptly an executed copy of each sublease or assignment and an agreement of compliance by each subtenant. Landlord's consent to any assignment or sublease shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment or sublease.

         10.7 Financing Statements. Tenant shall not enter into, execute, or deliver any financing statement or security agreement that can be given priority over any mortgagee given by Landlord or its successors.

         10.8 Effect of Noncompliance. Any sale, assignment, mortgage, transfer or sublease of the Premises by Tenant not in compliance with this Article shall be void.

Article 11.   DAMAGE

         11.1 Repairs. If damage to the Facility renders a material part of the Premises unusable for Permitted Uses and the damage can be substantially repaired within 120 days using standard working methods, then unless this Lease is terminated pursuant to this Article, Landlord shall promptly and diligently (and in any event no later than 120 days after the date of the damage) restore the damaged areas (excluding any improvements not included in the Tenant Improvements) to substantially the same condition that existed before the damage. If the damage was not caused or contributed to by any act or omission of Tenant or its Users, Rent shall be apportioned on a daily and square footage basis and abated proportionately until repairs are completed. If Landlord does not timely complete repairs, Tenant may terminate this Lease by notice to Landlord within 30 days after the deadline for completion, unless repairs are completed before notice of termination. However, Tenant may not terminate this Lease if its willful misconduct caused the damage unless Landlord is not promptly and diligently repairing the Facility.

         11.2     Termination.

                  (a) Either party may terminate this Lease if damage to the Facility renders a material part of the Premises unusable for Permitted Uses and the damage cannot be substantially repaired within 120 days using standard working methods.

                  (b) Landlord may also terminate this Lease, provided Landlord also terminates all similarly affected leases in the Facility, if (1) more than 33% of the Facility is damaged and Landlord elects not to repair the damage; (2) a mortgagee of the Facility does not allow adequate insurance proceeds to repair damage to the Facility; (3) damage to the Facility is not covered by insurance Landlord is required to maintain under this Lease; (4) Landlord in good faith settles its insurance claims relative to the damage for less than the amount required to make repairs; or (5) the Facility is damaged during the last 12 months of the Term.

                  (c) To terminate the Lease under this Section, a party must notify the other party within 30 days after discovery of the event allowing termination and before the damage is repaired, specifying a termination date at least 30 but not more than 60 days after the notice date.

Article 12.       EMINENT DOMAIN

         12.1 Definition. "Taken" means acquisition by the power of eminent domain or any similar governmental power or any other acquisition in lieu of condemnation.

         12.2     Termination.

                  (a) If the entire Premises, or portions of the Facility sufficient to render the entire Premises unusable for Permitted Uses, are permanently taken, this Lease shall terminate as of the date title vests in the condemning authority or the date the Premises become unusable, whichever occurs first.

                  (b) If any part of the Facility is permanently taken and Landlord elects to restore the Facility in a manner that materially alters the Premises, Landlord or Tenant may terminate this Lease. If sufficient portions of the Facility are permanently taken so as to materially interfere with Tenant's use of the Premises for Permitted Uses, Tenant may terminate this Lease. To terminate the Lease under this Paragraph, a party must notify the other party within 30 days after the date title vests in the condemning authority, specifying the termination date at least 30 but not more than 60 days after the notice date.

         12.3 Damages. All damages awarded for any taking of the fee and leasehold interests in the Facility shall belong to Landlord. Tenant may prove in any proceedings and receive a separate award for any other condemnation awards available under applicable law.

         12.4 Restoration. If a partial taking of the Facility occurs and this Lease is not terminated pursuant to this Article, Rent and Tenant's Percentage shall be adjusted based on the remaining size, character, and value of the Premises and the Facility and Landlord shall restore the Facility (excluding any improvements in the Premises that are not included in the Tenant Improvements) as nearly as reasonably possible to a complete architectural unit with all due diligence, but only to the extent of available condemnation proceeds.

Article 13.   MORTGAGEES AND PURCHASERS

         13.1 Priority. Tenant's rights under this Lease are and shall always be subordinate to any and all mortgages, deeds of trust, ground leases and other security instruments (each a "Mortgage") now or in the future encumbering the Facility or any part of it and to amendments, replacements, renewals and extensions of Mortgages, provided that Tenant's use and occupancy of the Premises shall not be disturbed by any mortgagee, trustee, ground lessor or other secured party (each a "Mortgagee") under any Mortgage as long as no uncured Event of Default (defined below) exists and the Lease is in full force. This clause shall be selfoperative and no further instrument of subordination shall be required, but Tenant shall execute such further assurance, containing such reasonable provisions, as Landlord or any Mortgagee may request. Any Mortgagee may elect that this Lease shall have priority over its Mortgage and on notification of this election by a Mortgagee to Tenant, this Lease shall be deemed to have such priority whether the Lease is dated before or after the date of the Mortgage.

         13.2 Estoppel Certificates. Tenant shall, from time to time on Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written certification stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amounts of each component of Rent and any Security Deposit and the date to which each component of Rent has been paid; (d) that this Lease is unmodified and in full force and effect (or if modified that the Lease as modified is in full force and effect and stating the modifications); (e) that Landlord is not in default under this Lease (or if in default the specific nature of the default); and (f) other matters as may be reasonably requested by Landlord or any Mortgagee or prospective purchaser of the Facility. Tenant shall modify the foregoing certification to reflect accurately the status of this Lease. Any prospective purchaser or Mortgagee may rely on any certification delivered pursuant to this paragraph. If Tenant fails to respond within 10 business days after request by Landlord for a certification, Tenant shall be conclusively deemed to have admitted the accuracy of any information Landlord supplies to a prospective purchaser or Mortgagee to the effect that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that any Security Deposit is as stated in this Lease and that not more than one month's Base Rent has been paid in advance, unless Landlord has actual knowledge to the contrary.

         13.3 Mortgagee's Right to Cure. Provided a Mortgagee notifies Tenant in writing of its address, Tenant shall give the Mortgagee, by certified or registered mail, a copy of any notice of default served on Landlord and agrees that the Mortgagee may, but need not, cure any such defaults.

         13.4 Transfer of Landlord's Interest. If Landlord's interest in the Facility or any part of it is transferred (other than transfers for security purposes only, but including transfers via foreclosure), Landlord shall have no responsibility for the Landlord's obligations accruing after the transfer, and the transferee shall have no responsibility for Landlord's obligations accruing before the date of transfer, including liability for any Security Deposit (unless the transferee receives a credit from Landlord for any Security Deposit). Tenant shall attorn in writing to the transferee, provided the transferee assumes, in writing, the future Landlord's obligations under the Lease.

Article 14.   ADDITIONAL OBLIGATIONS OF LANDLORD

         14.1 Compliance with Law, Etc. Landlord shall ensure that the Facility complies with applicable laws, private restrictions and insurance requirements, provided that if any noncompliance is caused by Tenant or its Users, Tenant shall pay the cost of eliminating the noncompliance.

         14.2 Services. Landlord shall provide the following services to Tenant:

                  (a) Air conditioning and heating service for comfortable occupancy of the Premises.

                  (b) Electricity consistent with the electricity provided to comparable properties used for purposes similar in nature to the Permitted Uses.

                  (c) Water for drinking, lavatory and toilet purposes from the regular Building supply through existing fixtures (or fixtures installed by Tenant with Landlord's prior consent) at temperatures in accordance with applicable law.

                  (d) Maintenance of exterior plantings and removal of snow, ice, debris and unsafe conditions from the exterior of the Facility and the adjacent sidewalks.

                  (e) Sewer service for sewage emanating from plumbing fixtures located in the Premises.

         14.3 Tenant Improvements. Landlord shall complete the improvements described on the attached Exhibit C ("Tenant Improvements") within 30 days after the Commencement Date.

         14.4 Construction of New Building. Landlord shall construct the New Building in accordance with the Work Letter attached as Exhibit D.

Article 15.    RIGHTS RESERVED TO LANDLORD

         Landlord reserves the following rights exercisable without notice or liability to Tenant and without effecting a constructive or actual eviction or disturbance of Tenant's use or possession or giving rise to any claim for set off or abatement of Rent:

         15.1 Identification of Facility. Except as otherwise provided elsewhere in this Lease, to change the name, address, number or designation by which the Facility is commonly known.

         15.2 Service Contractors. To reasonably restrict and control any service in or to the Premises including, but not limited to, provision of sign painting and lettering.

         15.3 Control of Facility. Provided Tenant's access to and use of the Premises for Permitted Uses is not materially impaired, to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Facility and the other tenancies, premises and buildings included in the Facility, construct additional buildings and additions to any building, increase the size of the Facility by adding parcels of land to it, create additional rentable areas through use or enclosure of Common Areas or otherwise, convey portions of the Facility and reduce the size or restrict Tenant's use of the Common Areas.

Article 16.       SURRENDER OF PREMISES

         16.1     Condition of Premises.

                  (a) Tenant shall notify Landlord at least 30 days before vacating the Premises to arrange for a joint inspection of the Premises. If Tenant fails to give notice and arrange an inspection, Landlord's inspection after Tenant vacates the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs to the Premises.

                  (b) On or before the Expiration Date or the date of earlier termination of this Lease, Tenant shall, at its expense, remove all property owned by or in the custody of Tenant from the Premises; all property not timely removed shall be deemed abandoned at Landlord's option. Tenant appoints Landlord its agent to remove its property from the Premises on termination of this Lease and to cause transportation and storage of Tenant's property for Tenant's benefit, all at Tenant's sole cost and risk, and Landlord shall not be liable for any damage to or loss or theft of any of the property.

                  (c) On the Expiration Date or on earlier termination of this Lease, Tenant shall peaceably surrender the Premises in good order, reasonable wear and tear excepted, and in a condition consistent with Tenant's repair obligations under this Lease, and shall surrender at the place then fixed for payment of Rent all keys for the Premises and shall inform Landlord of combinations of any vaults, locks and safes left at the Premises.

                  (d) Tenant shall reimburse Landlord on demand for any expenses incurred by Landlord with respect to removal, transportation or storage of abandoned property or with respect to restoring the Premises to the condition required on surrender.

         16.2     Holdover.

                  (a) If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without the execution of a new lease, but with Landlord's consent, Tenant shall be deemed to be occupying the Premises from monthtomonth, subject to all the provisions of this Lease as applicable to a monthtomonth tenancy, except that Landlord may adjust Base Rent according to Landlord's then current rental rate schedule for new tenants in the Facility.

                  (b) If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without the execution of a new lease and without Landlord's consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay Landlord for all costs or liability resulting from delay in surrendering the Premises (including, without limitation, claims made by any succeeding tenants and reasonable attorneys' fees in connection with those claims) and in addition shall pay for each day of occupancy an amount equal to double the daily rate of Rent immediately preceding the holdover.

Article 17.       DEFAULT AND REMEDIES

         17.1    Default By Tenant.

                 (a)      Each of the following events is an "Event of Default":

                           (1) Tenant fails to pay to Landlord any payments due under this Lease when due and nonpayment continues for 10 business days after notice from Landlord.

                           (2)      Tenant  fails  to  perform  any of  Tenant's
                                    other   obligations  under  this  Lease  and
                                    nonperformance  continues  for 30 days after
                                    notice from  Landlord,  provided that if the
                                    nonperformance  cannot  be cured  within  30
                                    days, the cure period shall be extended for as long as reasonably necessary as long as Tenant is diligently pursuing cure.

                           (3) This Lease or any of Tenant's rights under it is levied on under any attachment or execution and the attachment or execution is not vacated within 30 days.

                           (4) Tenant or any guarantor of this Lease dies, is dissolved or becomes the subject of a petition in bankruptcy or insolvency or for liquidation, reorganization or involuntary dissolution or for the appointment of a receiver or trustee of all or any of its property (which such petition or appointment is not dismissed or vacated within thirty
                                    (30)  days) or makes an  assignment  for the
                                    benefit of its creditors or petitions for or
                                    enters   into  an   arrangement   with   its
                                    creditors.

                           (5) Tenant vacates or abandons the Premises for 30 consecutive days.

                  (b) If an event occurs that, with the giving of notice and the passage of time, would be an Event of Default, Landlord may, without notice and in addition to all other rights and remedies available to Landlord by law or other provision of this Lease, exercise any or all of the following remedies:

                           (1) If any Rent is not paid on time, charge Tenant 5% of the amount of the overdue payment as liquidated damages for Landlord's extra expense in handling the past due account.

                           (2) If any other obligation is not performed on time, without waiving or releasing Tenant from any obligations, perform the obligation for the account and at the expense of Tenant.

                           (3) Restrain by injunction the attempted or threatened violation of this Lease.

                  (c) If an Event of Default occurs, Landlord may, in addition to all other rights and remedies available to Landlord by law or other provision of this Lease, exercise any or all of the following remedies:

                           (1)      Take  any  of  the  actions   specified   in
                                    paragraph (b) above, to the extent not already taken.

                           (2) Restrain by injunction the violation of this Lease.

                           (3) Without legal process or notice to Tenant (except to the extent required by applicable law), immediately reenter the Premises, and remove all persons and property.

                           (4) Subject to Landlord's obligation, if any, to mitigate its damages under applicable law, terminate this Lease and recover from Tenant all unpaid Rent, with interest at the rate set forth below; and the present value of the excess (if any) of the Rent for the rest of the Term over the fair market rental value of the Premises for the rest of the Term, discounted at 2.0% below the publicly announced prime rate of interest at Landlord's then current depository institution.

                  (d) Tenant waives any and all rights of redemption or reinstatement granted by law if Tenant is declared in default and given notice of termination or evicted or dispossessed for any cause or if Landlord obtains possession of the Premises by reason of Tenant's violation of this Lease or otherwise.

                  (e) Subject to Landlord's obligation, if any, to mitigate its damages under applicable law, Tenant shall indemnify Landlord against all damages Landlord may incur by reason of termination of this Lease including, but not limited to, loss or diminution of rents; reasonable costs of recovering, restoring, and repairing the Premises; and reasonable costs of renting the Premises to another tenant (including brokers' commissions, reasonable attorneys' fees, and necessary rent concessions).

         17.2     Default by Landlord.

                  (a) If Landlord fails to perform any of Landlord's obligations under this Lease and nonperformance continues for 30 days after notice from Tenant, Landlord shall be in default, and Tenant may (but shall not be required) to cure the default. If Tenant exercises this right, Landlord shall reimburse Tenant on demand for reasonable costs incurred by Tenant in curing the default. This right shall be in addition to any other right or remedy Tenant has by law, except the right to terminate this Lease, which Tenant waives.

                  (b) Anything in this Lease to the contrary notwithstanding, Landlord's obligations, representations and warranties in this Lease are not personal obligations, representations and warranties or binding on any of Landlord's assets except Landlord's interest in the Facility, as it may from time to time be encumbered. No personal liability arising from this Lease or Landlord's obligations under it shall be asserted or enforceable against Landlord or its partners, coventurers, shareholders, directors or officers or their respective heirs, legal representatives, successors or assigns.

         17.3 Interest. Any amounts owing from one party to the other under this Lease and not paid within any applicable grace period after the date due shall bear interest from the date due until paid at the lesser of (a) 4% over the publicly announced prime rate of interest at Landlord's then current depository institution, if different), adjusted from time to time as this prime rate changes or (b) the highest rate of interest permitted in the state where the Facility is located for similar obligations.

         17.4 Attorneys' Fees. In any litigation or alternative dispute resolution brought by reason of an alleged default under this Lease, the losing party shall pay court (or alternative forum) costs and all the other party's expenses, including reasonable attorneys' fees (including allocated costs of in-house attorneys, if any).

         17.5 Forbearance. A party's failure to insist on the strict performance of any of the other's obligations under this Lease, or to exercise any option under this Lease, shall not be deemed to be a waiver of the obligation or option, regardless, with respect to Landlord, of Landlord's knowledge of the preceding breach at the time of acceptance of Rent.

         17.6 Waiver of Jury Trial and Counterclaims. The parties waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other (except for personal injury or property damage) on all matters connected with this Lease, their relationship as landlord and tenant, Tenant's use or occupancy of the Premises and any statutory or other remedy. Tenant shall not interpose any noncompulsory counterclaims in a summary proceeding or other action based on termination or holdover.

         17.7 No Accord and Satisfaction. No payment or receipt by either party of a lesser amount than the monetary obligations due under this Lease shall be deemed to be other than on account of the earliest obligations due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and either party may accept any check or payment without prejudice to its right to recover the balance of the obligations or pursue any other remedy. No receipt for money from any person after termination of this Lease, service of any notice, commencement of any suit or final judgment for possession of the Premises shall reinstate, continue or extend the Term or affect any such notice, demand or suit or imply consent for any action for which a party's consent is required, unless specifically agreed by that party in writing. Any amounts received by either party may be allocated to any specific amounts due from the other as the recipient determines.

Article 18.       TENANT'S OPTION TO PURCHASE AND RIGHTS OF FIRST REFUSAL

         18.1 Option to Purchase. Commencing on April 1, 2005 and upon providing Landlord written notice, Tenant shall have the following options to purchase:

                  (a) Tenant shall have the option to purchase the real estate and buildings described and depicted on Exhibit E and Exhibit E-1 as the "Partial Option Area" (which includes the New Building and the approximately 2 most northern acres of the Additional Parcel) at a purchase price equal to the average net operating income for the Partial Option Area over the term of the Lease divided by a capitalization rate of 10.75%; or

                  (b) Tenant shall have the option to purchase the entire Facility (including the New Building and the Additional Parcel) at a purchase price equal to the average net operating income for the entire Facility over the term of the Lease divided by a capitalization rate of 10.00%.

         18.2 Right of First Refusal to Lease. Upon completion and delivery to Tenant of the New Building and/or Tenant's surrender of the Temporary Space, and except during the last year of the Term, as may be extended from time to time, provided Tenant is not in default and this Lease is in full force, whenever Landlord receives a bona fide offer to lease the Temporary Space, Landlord shall offer to lease the Temporary Space to Tenant at the rental rate contained in the bona fide offer to lease and otherwise on the terms and conditions of this Lease. Tenant shall have 10 business days from receipt of Landlord's notice (which shall contain a copy of the bona fide offer to lease) within which to notify Landlord of its acceptance of the offer to lease.

         18.3     Other Terms and Conditions.

                  (a) Landlord shall convey the Partial Option Area and/or the Facility including the Additional Parcel, as applicable, by Warranty Deed, excepting from the warranty of title only municipal and zoning ordinances and agreements entered under them, recorded easements for the distribution of utilities and municipal services, recorded building and use restrictions and covenants, general taxes levied in the year of closing, installments of special assessments due after the date of closing, rights of parties in possession of any part of the applicable real estate, matters that would be disclosed by a survey of the Facility and matters that are Tenant's responsibility under this Lease ("Permitted Encumbrances").

                  (b) Except for compliance with Landlord's maintenance and repair obligations under this Lease (if any), Landlord shall be deemed to have made no warranties or representations with respect to the physical condition of the Partial Option Area and/or the Facility, as applicable, in connection with the conveyance. Tenant shall have 45 days from the date Tenant exercises its option to purchase the Facility pursuant to Subsection 18.1(b) to conduct such physical inspections of that portion of the Facility not leased by Tenant to evaluate the physical condition of such applicable real estate and improvements. Landlord shall provide reasonable access or obtain necessary permissions for reasonable access by Tenant to the Facility for purposes of inspection. Except for claims relating to or arising out of Landlord's failure to provide required access, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, damages, costs of expenses (including, without limitation, reasonable attorneys' fees) arising out of or relating to Tenant's inspection of the Facility pursuant to this Subsection 18.3(b). Tenant may, within such 45 day period, terminate its obligation to purchase the Facility by providing Landlord with written notice of its objection to the physical condition of the applicable portion of the Facility. Tenant acknowledges that Landlord would not have agreed to the purchase price set forth above except in connection with an "as is" sale, and that its rights under this Lease shall provide sufficient opportunity to examine the physical condition of the Premises.

                  (c) Closing of the conveyance of the Option Area and/or the Facility shall occur no earlier than 180 days or later than 270 days after Tenant notifies Landlord of its intention to exercise its option or accept the offer, whichever is applicable. In addition to the Warranty Deed described above, Landlord shall execute any and all documents necessary to record the Deed and such documents as may be necessary to cause Tenant's title insurance company to insure against matters that are not Permitted Encumbrances, including matters covered by "gap" title insurance. To the extent they do not accrue to Tenant under this Lease, all income and expenses in connection with the applicable real estate and improvements shall be prorated as of the closing date. Landlord shall pay the real estate transfer fee on the conveyance, any and all obligations resulting in encumbrances on title that are not Permitted Encumbrances, all title insurance charges and the recording and filing fees for instruments eliminating any and all such encumbrances. Except as otherwise may be agreed, Tenant shall pay the recording fees for the Deed and all costs of any other due diligence performed by Tenant (including the costs of any survey, inspection, or environmental assessment).

Article 19.       MISCELLANEOUS PROVISIONS

         19.1 No Reservation. Submission of this Lease for examination does not constitute a reservation or option to lease the Premises. This Lease becomes effective as a lease only on execution and delivery by Landlord and Tenant. Landlord's employees and agents have no authority to make or agree to make a lease or other agreement.

         19.2 Persons Bound. This Lease binds and benefits Landlord and Tenant and their successors and assigns. If multiple parties execute this Lease as Tenant, their liability shall be joint and several.

         19.3     Interpretation.

                  (a) This Lease shall be interpreted according to and governed by the internal laws of the state in which the Facility is located.

                  (b) Captions to the Articles and Sections of this Lease are not a part of the Lease and shall have no effect on the interpretation of any part of it.

                  (c) The relationship of Landlord and Tenant created by this Lease shall not constitute or be construed as a partnership, principalagent relationship, joint venture or other cooperative enterprise.

                  (d) If any provision of this Lease is proven to be illegal or unenforceable, it shall be deemed modified to the minimum extent and for the minimum amount of time necessary to eliminate the illegality or unenforceability. If the intent of any provision of this Lease specifically indicates, the parties' respective obligations under such provision shall survive expiration or earlier termination of the Lease.

                  (e) This Lease contains all agreements between Landlord and Tenant relating to its subject matter. Any and all prior agreements or understandings are superseded. Each party acknowledges that neither the other party nor its agents have made any promises or representations in connection with this Lease except as set forth in this Lease and agrees that no claim or liability shall be asserted for, and neither party shall be liable for, breach of any promise or representation not stated in this Lease.

         19.4 Managing Agent. Landlord's rights and remedies under this Lease or provided by law may be executed in Landlord's own name or in the name of its managing agent (if any) and all legal proceedings for the enforcement of rights or remedies may be commenced and prosecuted to final judgment and execution in Landlord's own name or in the name of its managing agent.

         19.5     Dates; Force Majeure.

                  (a) Whenever this Lease requires payment of money on demand or without specifying a deadline, payment shall be required by the next date an installment of Rent is due or within 10 business days, whichever is later.

                  (b) Whenever this Lease requires performance of an obligation other than payment of money on demand or without specifying a deadline, performance shall be required within 30 days, or within a reasonable time if such performance cannot be accomplished within 30 days.

                  (c) Except where otherwise indicated, time is of the essence of this Lease. However, if weather conditions, natural disaster, fire, war, civil unrest, labor unrest, or similar circumstances beyond a party's reasonable control prevent timely performance of an obligation other than payment of money, the time for performance shall be extended by the amount of time performance is prevented.

         19.6 Authority. Each party warrants that it has the power and authority to enter into this Lease, and shall furnish to the other on reasonable demand evidence of this power and authority.

         19.7 Memorandum. Either party shall, at the request of the other, execute a recordable memorandum of this Lease, to be prepared and recorded at the expense of the requesting party.

         19.8 Brokers. Each party warrants that it has not engaged any broker, finder or other person (except as previously disclosed in writing, if any) who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease. Each party shall be solely responsible for compensating its own broker (if any), and shall defend and indemnify the other against any claims, expenses or liabilities incurred by the other as a result of any brokerage arrangements or agreements made or alleged to have been made by or on behalf of the indemnifying party.

         19.9 Early Termination; Amendment. Whenever any provision of this Lease terminates the Lease before the Expiration Date, or changes any other provision of the Lease, the termination or change shall promptly be confirmed by written agreement between Landlord and Tenant. However, until the parties execute such an agreement, the Lease shall nevertheless be deemed terminated or amended. Otherwise, this Lease may not be modified except in writing signed by Landlord and Tenant, and by an mortgagee of the Facility if the mortgagee so requires.

         19.10 Notices and Consents. All notices and consents required or permitted under this Lease must be in writing served either personally, by registered or certified mail, postage prepaid, or by overnight courier service, and shall be deemed given when personally delivered, postmarked or given to the courier service. The parties' respective addresses for notices, consents, and payments are set forth in the Data Sheet. Either party may change its address for notices, consents and payments at any time by notice to the other.

         19.11 Exhibits. The following Exhibits are attached to and by reference incorporated in this Lease:

               (a)      Exhibit A:         Legal Description of Land
                        Exhibit A-1:       Depiction of 10.5 Acre Parcel
                        Exhibit A-2:       Depiction of Additional Parcel

               (b)      Exhibit B:         Site Plan of Premises
                        Exhibit B-1:       New Building Location

               (c)      Exhibit C:         Description of Tenant Improvements

               (d)      Exhibit D:         Work Letter for New Building

               (e)      Exhibit E:         Description of Partial Option Area

               (f)      Exhibit F:         Rent Schedule

LANDLORD:                               TENANT:

PARK STREET INDUSTRIAL LLC              TRAK INTERNATIONAL, INC. d/b/a SKY TRAK
                                        INTERNATIONAL


By:  Paul Weise Real Estate Corp.,      By: /s/ Curtis J. Laetz
     Manager                               ----------------------------------
                                           Curtis J. Laetz
                                           Vice President and Secretary
     By: /s/ Paul Weise
        --------------------------         Attest: /s/ Michelle Larson
        Paul C. Weise, President                  --------------------------








                                      -27-